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                                 [EXHIBIT 23.1]

                                     CONSENT


To the Board of Directors of
Clyde Companies Inc.


Gentlemen:

        We hereby consent to the references to our firm which appear in the Registration Statement of Clyde Companies, Inc. on Form S-4 and the Proxy Statement/Prospectus. We also consent to the following reports prepared by our firm being filed as annexes to the Proxy Statement/Prospectus:

     1.   Valuation of W.W. Clyde & Co. dated October 23, 1997.

     2.   Valuation of Geneva Rock Products, Inc. dated October 23, 1997.

     3.   Valuation of Utah Service, Inc. dated October 23, 1997.

     4.   Valuation of Beehive Insurance Agency, Inc. dated October 23, 1997.

        We also consent to the use in the Registration Statement of Annex E thereto, which was not prepared by our firm but which is a summary of certain valuation reports that were prepared by our firm.



                                            HOULIHAN VALUATION ADVISORS

                                            By:  /s/ David Dorton
                                               ------------------------
                                                    David Dorton

Salt Lake City, Utah
Date:  April 8, 1998